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UNITRODE CORPORATION AND CONSOLIDATED SUBSIDIARIES
Annual Report on Form 10-K

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                                                                      Exhibit 21

               UNITRODE CORPORATION AND CONSOLIDATED SUBSIDIARIES

                         Subsidiaries of the Registrant

All operating subsidiaries of the Registrant as of January 31, 1996 (except subsidiaries which considered in the aggregate do not constitute a significant subsidiary) were as follows:

                                                              % of Voting
                                       Jurisdiction of        Securities
Name of Subsidiary                     Incorporation          Owned
- ------------------                     -------------          -----------
Unitrode B.V.                          Netherlands               100%

Unitrode Electronics Asia Ltd.         Hong Kong                 100%

Unitrode Electronics GmbH              West Germany              100%

Unitrode Electronics (Singapore)       Singapore                 100%
  Pte. Ltd.

Unitrode Ireland Limited               Ireland                   100%

Unitrode S.r.l.                        Italy                     100%

Unitrode U.K. Limited                  United Kingdom            100%